SCHEDULE DEF A14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[]     Definitive Proxy Statement
[X]    Definitive Additional Materials
[]     Soliciting Material under Rule 14a-12

       Safeco Tax-Exempt Bond Trust
       (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)    Title of each class of securities to which transaction applies:
       (2)    Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4)    Proposed maximum aggregate value of transaction:
       (5)    Total Fee Paid:
[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)    Amount Previously Paid:
       (2)    Form, Schedule or Registration Statement No.:
       (3)    Filing Party:
       (4)    Date Filed:

[GRAPHIC OMITTED]



The Board of Trustees recommend that you vote FOR the proposals.

The proposals in the Proxy Statement have been reviewed by the Board of Trustees, whose primary role is to protect your interests as a shareholder. The Trustees recommend that you vote FOR the proposals.

Please vote! Your vote is extremely important, no matter how many shares you own.
URGENT
PLEASE VOTE YOUR SHARES TODAY

Dear Shareholder,

We recently sent you an instruction form(s) and materials explaining two important proposals affecting Safeco mutual funds. It is very important that you cast your vote as soon as possible.

If you have not already completed and returned the instruction form(s) included in our earlier package, please take a moment now to complete the enclosed instruction form(s) and mail it to us in the postage-paid envelope provided. You may also vote 24 hours a day by calling the toll-free number or via the Web address found on the instruction form(s). You will need the Control Number shown on your instruction form(s) when voting via telephone or Internet.


Here is what a FOR vote means for the proposals.

Proposal 1:

Approval of an Agreement and Plan of Reorganization between your Safeco fund and a Pioneer fund. Your Safeco fund will transfer all of its assets to a fund managed by Pioneer Investment Management, Inc. ("Pioneer") with a substantially similar investment objective and similar investment policies as your Fund (each a "Pioneer fund") in exchange for Investor Class shares of the Pioneer fund and the assumption by the Pioneer fund of your Safeco fund's liabilities that are included in the calculation of your Safeco fund's net asset value at the closing. Following the reorganization, your Safeco fund will be dissolved. As a result of the reorganization, you will become a shareholder of a corresponding Pioneer fund. If the reorganization is not approved, the Board for each Safeco fund will consider what alternative action to take. Such action could include liquidation of the fund.


Proposal 2:

Approval of an interim investment advisory agreement between your Safeco fund and Pioneer. Pioneer has provided advisory services for your Safeco fund pursuant to this agreement since August 2, 2004, when the advisory agreement between your Safeco fund and SAM terminated. The interim investment advisory agreement provides for the management of your Safeco fund until the reorganization is completed. Thank you for your prompt response.

Sincerely,

/s/Roger Harbin
Roger Harbin
President





(C)2004 Pioneer Funds Distributor, Inc., Underwriter of Pioneer mutual funds, Member SIPC 16718-00-1104 60 State Street, Boston, Massachusetts 02109 o www.pioneerfunds.com

[GRAPHIC OMITTED]

The Board of Trustees recommend that you vote FOR the proposals.

The proposals in the Proxy Statement have been reviewed by the Board of Trustees, whose primary role is to protect your interests as a shareholder. The Trustees recommend that you vote FOR the proposals.

Please vote! Your vote is extremely important, no matter how many shares you own.

URGENT
PLEASE VOTE YOUR SHARES TODAY

Dear Shareholder,

We recently sent you a proxy card(s) and materials explaining two important proposals affecting Safeco mutual funds. It is very important that you cast your vote as soon as possible.

If you have not already completed and returned the proxy card(s) included in our earlier package, please take a moment now to complete the enclosed proxy card(s) and mail it to us in the postage-paid envelope provided. You may also vote 24 hours a day by calling the toll-free number or via the Web address found on the proxy card(s). You will need the Control Number shown on your proxy card(s) when voting via telephone or Internet.

Here is what a FOR vote means for the proposals.

Proposal 1:

Approval of an Agreement and Plan of Reorganization between your Safeco fund and a Pioneer fund. Your Safeco fund will transfer all of its assets to a fund managed by Pioneer Investment Management, Inc. ("Pioneer") with a substantially similar investment objective and similar investment policies as your Fund (each a "Pioneer fund") in exchange for Investor Class shares of the Pioneer fund and the assumption by the Pioneer fund of your Safeco fund's liabilities that are included in the calculation of your Safeco fund's net asset value at the closing. Following the reorganization, your Safeco fund will be dissolved. As a result of the reorganization, you will become a shareholder of a corresponding Pioneer fund. If the reorganization is not approved, the Board for each Safeco fund will consider what alternative action to take. Such action could include liquidation of the fund.


Proposal 2:

Approval of an interim investment advisory agreement between your Safeco fund and Pioneer. Pioneer has provided advisory services for your Safeco fund pursuant to this agreement since August 2, 2004, when the advisory agreement between your Safeco fund and SAM terminated. The interim investment advisory agreement provides for the management of your Safeco fund until the reorganization is completed.

Please feel free to call Safeco mutual funds at 1-800-624-5711 or Pioneer at 1-800-225-6292 if you have any questions about the proposal or the process for voting your shares. Thank you for your prompt response.

Sincerely,

/s/Roger Harbin
Roger Harbin
President


(C)2004 Pioneer Funds Distributor, Inc., Underwriter of Pioneer mutual funds, Member SIPC 16719-00-1104 60 State Street, Boston, Massachusetts 02109 o www.pioneerfunds.com